EXHIBIT 99.1
Vital Energy Closes Second Transaction to Acquire Additional Working Interests Related to Recent Permian Basin Acquisition
TULSA, OK - February 5, 2024 - Vital Energy, Inc. (NYSE: VTLE) ("Vital Energy" or the "Company") today announced the second acquisition of additional working interests in producing assets associated with the recent asset acquisition from Henry Energy LP, Moriah Henry Partners LLC and Henry Resources LLC (collectively "Henry") for total consideration of approximately $78 million1.
The purchase increases Vital Energy’s working interest in 54 producing, low-decline wells by an average of 67%, increasing the Company’s estimated 2024 production by approximately 1,850 BOE/d (51% oil) and estimated 2024 Free Cash Flow2 by approximately $25 million3.
This is the second transaction associated with the exercise of tag-along rights by owners of certain assets in the Henry acquisition. Vital Energy purchased and financed the assets on the same terms as the Henry purchase and sale agreement, which valued the Company’s shares at $54.96. Vital Energy funded the transaction through the issuance of approximately 879,000 shares of its common stock and approximately 980,000 shares of its 2.0% cumulative mandatorily convertible preferred securities. The Company does not anticipate any additional transactions related to the exercise of tag-along rights.
"We are pleased to have closed our second transaction to increase our working interests in high-value properties associated with the Henry acquisition," stated Jason Pigott, President and Chief Executive Officer. "Both transactions were attractively priced, accretive to Free Cash Flow per share and highly supportive of our deleveraging goals."
1Assumes VTLE February 2, 2024 closing price; 2Non-GAAP financial measure; please see supplemental discussion of GAAP to non-GAAP financial measures at the end of this release; 3Assumes $72 WTI / $2.50 HH for FY-24
About Vital Energy
Vital Energy, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Vital Energy's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties in the Permian Basin of West Texas.
Additional information about Vital Energy may be found on its website at www.vitalenergy.com.

Forward Looking Statements
This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Vital Energy assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. The forward-looking statements involve risks and uncertainties.
General risks relating to Vital Energy include, but are not limited to, continuing and worsening inflationary pressures and associated changes in monetary policy that may cause costs to rise; changes in domestic and global production, supply and demand for commodities, including as a result of actions by the Organization of Petroleum Exporting Countries and other producing countries and the Russian-Ukrainian or Israeli-Hamas military conflicts, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, reduced demand due to shifting market perception towards the oil and gas industry; competition in the oil and gas industry; the ability of the Company to execute its strategies, including its ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to its financial results and to successfully integrate acquired businesses, assets and properties, pipeline transportation and storage constraints in the Permian Basin, the effects and duration of the outbreak of disease, and any related government policies and actions, long-term performance of wells, drilling and operating risks, the possibility of production curtailment, the impact of new laws and regulations, including those regarding the use of hydraulic fracturing, including under the Inflation Reduction Act (the “IRA”), including those related to climate change, the impact of legislation or regulatory initiatives intended to address induced seismicity on the Company’s ability to conduct its operations; hedging activities, tariffs on steel, the impacts of severe weather, including the freezing of wells and pipelines in the Permian Basin due to cold weather, possible impacts of litigation and regulations, the impact of the Company’s transactions, if any, with its securities from time to time, the impact of new environmental, health and safety requirements applicable to the Company’s business activities, the possibility of the elimination of federal income tax deductions for oil and gas exploration and development and imposition of any additional taxes under the IRA or otherwise, and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2022 and those set forth from time to time in other filings with the Securities and Exchange Commission (the “SEC”). These documents are available through Vital Energy’s website at www.vitalenergy.com under the tab “Investor Relations” or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Vital Energy’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, Vital Energy can give no assurance that its future results will be as estimated. Any forward-looking statement speaks only as of the date on which such statement is made. Vital Energy does not intend to, and disclaims any obligation to, correct, update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Free Cash Flow
Free Cash Flow is a non-GAAP financial measure that the Company defines as net cash provided by operating activities (GAAP) before net changes in operating assets and liabilities and non-budgeted acquisition costs, less incurred capital expenditures, excluding non-budgeted acquisition costs. Management believes Free Cash Flow is useful to management and investors in evaluating operating trends in its business that are affected by production, commodity prices, operating costs and other related factors. There are significant limitations to the use of Free Cash Flow as a measure of performance, including the lack of comparability due to the different methods of calculating Free Cash Flow reported by different companies.

Investor Contact
Ron Hagood
918.858.5504
ir@vitalenergy.com
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